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                                                                   EXHIBIT 10.12

                               FIRST AMENDMENT TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                         OF JER/NHP SENIOR HOUSING, LLC

     THIS AMENDMENT (this "Amendment") is made and entered into as of the 7th day of February, 2002, by and among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP"), and JER SENIOR HOUSING, LLC, a Delaware limited liability company ("JER"), as members.

                              B A C K G R O U N D:

     A. NHP and JER are parties to that certain limited liability company agreement (the "LLC Agreement") of JER/NHP Senior Housing, LLC, a Delaware limited liability company ("Company"), which agreement is captioned "LIMITED LIABILITY COMPANY AGREEMENT OF JER/NHP SENIOR HOUSING, LLC", and is dated as of August 28, 2001. Except as otherwise indicated herein, each capitalized term used herein shall have the meaning set forth for the same in the LLC Agreement.

     B. Throughout the Exclusivity Period, NHP is not permitted to acquire a Target Asset without first providing written notice to JER of the opportunity for the Company to participate in such acquisition on the terms set forth in the LLC Agreement.

     C. NHP has identified a portfolio of 49 Target Assets (collectively, the "La Quinta Portfolio") owned by La Quinta Properties, Inc., a Delaware corporation ("La Quinta") and certain of its subsidiaries (which, together with La Quinta, are herein called "Sellers"), which are available for purchase.

     D. The Members recognize that JER will not approve the participation of the Company with respect to six of the Target Assets, which are located in North Carolina and South Carolina (the "Carolina Target Assets"), and desire to expedite the approval process with respect to the Target Assets in the La Quinta Portfolio by allowing NHP to present only the remaining 43 Target Assets (collectively, the "Modified Portfolio") in the La Quinta Portfolio.

     E. The Members desire to amend the LLC Agreement on the terms and conditions hereinafter set forth.

     IN LIGHT OF THE FOREGOING, and in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Acquisition Procedure. NHP will not be required to provide a separate
        ---------------------
Target Asset Offer Notice under Article VI of the LLC Agreement for each Target Asset in the La Quinta Portfolio so long as NHP provides a Target Asset Offer Notice under Article VI of the LLC Agreement with respect to the Modified Portfolio (with a corresponding $17,000,000 reduction in the price and a proportionate reduction in any required deposit). Without limitation

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on the foregoing, NHP shall deliver a single proposed preliminary Operating
Budget with respect to any due diligence, market, financial and other evaluation, documentation and other anticipated costs to be incurred by or on behalf of the Company in its evaluation of and pursuit of the possible acquisition of the Modified Portfolio. The Acquisition Memorandum which NHP is required to deliver under Section 6.2 of the LLC Agreement shall relate to the Modified Portfolio in its entirety instead of having a separate Acquisition Memorandum for each of the 43 individual Target Assets in the Modified Portfolio. The foregoing shall not limit JER's right to require additional information reasonably requested by JER with respect to any particular Target Asset in the Modified Portfolio.

     2. NHP Acquisition of Carolina Properties. NHP has informed JER of its
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intention to enter into a contract (pursuant to Section 6.3(f) of the LLC
Agreement) to purchase the entire La Quinta Portfolio and to acquire the Carolina Properties on its own. NHP shall not take any action with respect to the Carolina Properties that prejudices the rights of the Company with respect to the Modified Portfolio. Without limitation on the foregoing: (a) such contract shall permit NHP to assign to the Company NHP's rights to acquire the Modified Portfolio; and (b) if NHP's failure to acquire the Carolina Properties results in the loss of the opportunity for the Company to acquire the Modified Portfolio, then NHP shall promptly pay all of the out-of-pocket costs incurred by the Company or JER in connection with the La Quinta Portfolio.

     3. Exclusivity Period. To the extent more than 50% of the capital required
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to acquire the Modified Portfolio is contributed by the Members because third party financing is not available at closing, then the excess will not count towards the $65,000,000 threshold that is part of the definition of the Exclusivity Period on Exhibit "A" to the LLC Agreement.

     4. Designated Representatives. The parties acknowledge that Luann S.
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Sinclair has been replaced by Gerald R. Best as a Designated Representative of
JER under Section 4.1(e) of the LLC Agreement.

     5. Notices. Subject to the right to make changes under Section 14.1 of the
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LLC Agreement, notices that were previously to be sent to the attention of Luann
S. Sinclair, Esq. shall instead be sent to the attention of "Legal Department (GRB/DTW)".

     6. No Other Changes. Except as expressly modified hereby, the LLC Agreement
        ----------------
remains unchanged and in full force and effect and is hereby reaffirmed by the Members.

     7. Counterparts; Facsimile. This Amendment may be executed by counterpart
        -----------------------
and delivered by facsimile.

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     IN ORDER TO EVIDENCE THEIR AGREEMENT TO THE FOREGOING, the parties hereto have executed this Amendment in the respective places provided below.

                                  NHP:

                                  NATIONWIDE HEALTH PROPERTIES, INC.,
                                  a Maryland corporation


                                  By:          /s/ Donald D. Bradley
                                         --------------------------------------
                                  Name:            Donald D. Bradley
                                         --------------------------------------
                                  Title:       Senior Vice President &
                                               General Counsel
                                         --------------------------------------


                                  JER:

                                  JER SENIOR HOUSING, LLC,
                                  a Delaware limited liability company


                                  By:          /s/ Daniel T. Ward
                                         --------------------------------------
                                  Name:            Daniel T. Ward
                                         --------------------------------------
                                  Title:           Vice President
                                         --------------------------------------


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